Exhibit 4.4

STOCK PURCHASE AND PUT RIGHT RELEASE AGREEMENT

THIS STOCK PURCHASE AND PUT RIGHT RELEASE AGREEMENT (this “Agreement”) is made as of this ♦ day of January, 2009, by and between Timberline Resources Corporation (“Timberline”), a Delaware corporation, and Auramet Trading, LLC (“Auramet”), a Delaware limited liability company (“Auramet”).

RECITALS

WHEREAS, Auramet provided Timberline $8.0 million (the “Loan”) pursuant to the terms of a term sheet (the “Term Sheet”), dated June 24 2008, by an between Timberline and Auramet and the terms of a promissory note (the “Promissory Note”), dated June 27, 2008, by and between Timberline and Auramet; and

WHEREAS, pursuant to the Term Sheet, Timberline paid Auramet a fee equal to 4% of the principal amount of the Loan and issued to Auramet 160,000 shares of Timberline common stock (the “Fee Shares”); and

WHEREAS, pursuant to the section of the Term Sheet entitled “Closing Fee to Lender”, Auramet was granted a put right (the “Put Right”) of $2.00 on the Fee Shares, entitling Auramet to payment of $320,000 (the “Put Value”) from Timberline upon notice of exercise of the Put Right to Timberline; and

WHEREAS, Auramet submitted a notice of exercise of its Put Right to Timberline on January 9, 2009; and

WHEREAS, Timberline and Auramet now desire that the Put Right be satisfied by issuance of shares of common stock of Timberline, par value $0.001 (“Common Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, all parties hereto agree as follows:

A.

PURCHASE OF SHARES

1.

The Shares.  Subject to the satisfaction of the terms and conditions set forth in this Agreement, Timberline agrees to issue 535,652 Common Shares (“Put Shares”) to Auramet in exchange for Auramet’s release of payment in cash of the Put Value (the “Purchase Price”) and Auramet agrees to accept such Put Shares from Timberline and when combined with the value of the Fee Shares as satisfaction, in full, of the Put Value in lieu of payment in cash.  Both parties agree that: (i) each Common Share is to be valued at $0.46 per Common Share (“Share Value”), which is the 30-trading day average of the Common Shares from December 11, 2008 through January 22, 2009, (ii) based on the Share Value, the Fee Shares to be retained by Auramet are valued at $73,600, (iii) the remaining Put Value to be satisfied by issuance of Common Shares is $246,400, and (iv) that the Put Shares to be issued pursuant to this Agreement are to be valued at $246,400.

2.

Payment of Purchase Price.  The payment of Purchase Price shall be deemed to be delivered to Timberline upon execution by Auramet of this Agreement.

3.

Issuance of Shares.  Timberline shall deliver the stock certificate(s) representing the Shares, registered and delivered as set forth on Exhibit A attached hereto, free and clear from any restrictions on transfer, except those restrictions on transfer described in Section (B)(4) hereof, upon the later of: (i) three (3) business days following the execution of this Agreement by both parties or (ii) three (3) business days following the approval of the issuance of the Put Shares by the NYSE Alternext U.S. LLC (“NYSE Alternext”).

B.

REPRESENTATIONS AND WARRANTIES OF AURAMET

Auramet represents, warrants  and covenants (and acknowledges that Timberline is relying on such representations, warranties and covenants) that, as of the date of this Purchase Agreement and at the Closing Date:

1.

Auramet understands that the put shares have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable state securities laws and may not be offered or sold absent such registration or an available exemption from such registration requirements and the put shares have not been approved or disapproved by the United States Securities and Exchange Commission  or any state securities agency.  Auramet understands and agrees that the put shares are being offered and sold to Auramet in reliance upon the exemption provided under Rule 506 of Regulation D and/or section 4(2) under the U.S. Securities Act;

2.

Auramet is not an underwriter and Auramet acquired the Put Shares solely for investment purposes for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the U.S. Securities Act; and the Put Shares are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which it hereby subscribes, or any part thereof; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the Put Shares have not been registered under the U.S. Securities Act, and, therefore, may be resold only if registered under the U.S. Securities Act or if an exemption from such registration is available;

3.

Auramet is an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D of the U.S. Securities Act;

4.

Auramet understands that, except as provided in Section E hereof, Timberline is under no obligation to register the Put Shares or seek an exemption under the U.S. Securities Act or any applicable state laws for the Put Shares, or to cause or permit the Put Shares to be transferred in the absence of any such registration or exemption, and understands that Auramet must hold the Put Shares indefinitely unless the Put Shares are subsequently registered under U.S. Securities Act and applicable state securities laws or an exemption from registration is available;

6.

Auramet has not purchased the Put Shares as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 (c) under Regulation D of the U.S. Securities Act);

7.

Auramet acknowledges that the Put Shares are “restricted securities,” as such term is defined under Rule 144 of the U.S. Securities Act, and may not be offered, sold, transferred, pledged, or hypothecated to any person in the absence of registration under the U.S. Securities Act or an opinion of counsel satisfactory to Timberline that registration is not required.  Without limiting the generality or application of any other covenants, representations, warranties and acknowledgements of Auramet respecting resale of the Put Shares, Auramet will not offer, sell or otherwise transfer any of such Put Shares directly or indirectly, unless in accordance with the following legend, which Auramet acknowledges the certificates representing the Put Shares delivered pursuant to this Purchase Agreement shall bear:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO TIMBERLINE, (B) UNLESS THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO TIMBERLINE AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO TIMBERLINE.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

if the certificates representing the Put Shares have been held for a period of at least six months and if Rule 144 under the U.S. Securities Act is applicable (there being no representations by Timberline that Rule 144 is applicable), then the undersigned may make sales of the Put Shares only under the terms and conditions prescribed by Rule 144 of the U.S. Securities Act or other exemptions therefrom.  Timberline shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Put Shares under Rule 144;

10.

Auramet consents to Timberline making a notation on its records or giving instruction to the registrar and transfer agent of Timberline in order to implement the restrictions on transfer set forth and described herein;

11.

Auramet has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of Auramet;

12.

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms or provisions of any law applicable to, or the constating documents of, Auramet or of any agreement, written or oral, to which Auramet may be a party or by which it is or may be bound;

13.

this Agreement has been duly executed and delivered by Auramet and constitutes a legal, valid and binding obligation of Auramet enforceable against Auramet; and

14.

Auramet acknowledges that the representations, warranties and covenants contained in this Purchase Agreement are made by it with the intent that they may be relied upon by Timberline in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Put Shares. Auramet agrees that by accepting Put Shares it shall be representing and warranting that the representations and warranties above are true as at the date of execution of this Agreement and that they shall survive the purchase by it of Put Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

C.

REPRESENTATIONS AND WARRANTIES OF TIMBERLINE

Timberline represents, warrants and covenants (and acknowledges that Auramet is relying on such representations, warranties and covenants) that, as of the date of this Purchase Agreement and at the Closing Date:

1.

each of Timberline and each of its subsidiaries is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation;

2.

each of Timberline and its subsidiaries is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

3.

the issue and sale of the Put Shares by Timberline does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which Timberline is a party;

4.

Timberline has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the offering of the Put Shares;

5.

there are no judgments against Timberline or any of its subsidiaries, if any, which are unsatisfied, nor is Timberline or any of its subsidiaries, if any, subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body;

6.

upon issuance pursuant to the terms of this Agreement, the Put Shares will be duly-issued, fully-paid and non-assessable securities of Timberline;

7.

this Agreement has been duly authorized by all necessary corporate action on the part of Timberline, and Timberline has full corporate power and authority to undertake its obligations under this Agreement;

8.

this Agreement has been duly authorized, executed and delivered by Timberline and constitutes a valid and legally binding obligation of Timberline enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

9.

no order ceasing, halting or suspending trading in securities of Timberline nor prohibiting the sale of such securities has been issued to and is outstanding against Timberline or its directors, officers or promoters, and, to the best of Timberline’s knowledge, no investigations or proceedings for such purposes are pending or threatened;

10.

neither Timberline nor any of its affiliates, nor any person acting on its or their behalf has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are used in Rule 502 (c) under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Put Shares;

11.

Timberline hereby agrees to use its reasonable best efforts to obtain additional listing approval of the Put Shares from the NYSE Alternext; and

12.

Timberline agrees that by issuing Put Shares it shall be representing and warranting that the representations and warranties above are true as at the date of execution of this Agreement.

D.

RELEASE OF PUT RIGHT

In consideration of the issuance of the Put Shares and retention of the Fee Shares as satisfaction, in full, of the Put Value of the Put Right, Auramet (including its officers, employees, agents, representatives, assignees, and successors) hereby releases Timberline (including its officers, employees, agents, representatives, assignees, and successors) from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise out of the Put Right.

E.

REGISTRATION RIGHTS

Timberline agrees to include Auramet or its nominee as a selling shareholder of the Put Shares in the next registration statement under the U.S. Securities Act that Timberline files with the SEC that relates to the resale under the U.S. Securities Act of securities of Timberline.

F.

INDEMNITY.

Timberline shall indemnify, defend and hold Auramet harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with any untrue, inaccurate or breached statement, representation, warranty or covenant of Timberline set forth in this Agreement. Timberline undertakes to notify Auramet immediately of any change in any representation, warranty or covenant of Timberline set forth in this Agreement to be untrue for a period of 24 months after the execution of this Agreement.

Auramet shall indemnify, defend and hold the Timberline harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with any untrue, inaccurate or breached statement, representation, warranty or covenant of Auramet set forth in this Agreement. Auramet undertakes to notify the Timberline immediately of any change in any representation, warranty or covenant of Auramet et forth in this Agreement to be untrue for a period of 24 months after the execution of this Agreement.

E.

MISCELLANEOUS PROVISIONS

1.

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regards to conflict of law principles thereof.

3.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, as follows:

If to Auramet, to:

Auramet Trading, LLC

2 Executive Drive, Suite 645

Fort Lee, NJ 07024

Attention: Justin Sullivan

If to Timberline, to:

Timberline Resources Corporation

101 E. Lakeside

Coeur d’Alene, ID 83814

Attention: Randal Hardy

5.

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Timberline and Auramet.

6.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TIMBERLINE RESOURCES CORPORATION:
(Signature) _____________________________________ (Print) _____________________________________ (Title)

AURAMET TRADING, LLC:
_____________________________________ (Signature) _____________________________________ (Print) _____________________________________ (Title)

EXHIBIT A

Registration and Delivery Instructions

Registration Information Registration of the certificates representing the securities should be made exactly as follows:

Delivery of Certificates The certificates representing the securities is to be delivered as follows:
By overnight courier to: